INDEPENDENT AUDITORS' REPORT

To the Interestholders and Board of Trustees of Master Investment Portfolio:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of LifePath Income Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio and LifePath 2040 Master Portfolio, each a portfolio of Master Investment Portfolio (the Master Portfolios) as of February 28, 2001, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and financial highlights for each of the years in the four-year period then ended and for the period from March 26, 1996 (commencement of operations) to February 28, 1997. These financial statements and financial highlights are the responsibility of the Master Portfolios' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of February 28, 2001 by correspondence with the custodian. As to securities purchased or sold but not yet received or delivered, we performed other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the aforementioned Master Portfolios of Master Investment Portfolio as of February 28, 2001, the results of their operations, the changes in their net assets and financial highlights for the periods specified in the first paragraph above, in conformity with accounting principles generally accepted in the United States of America.

San Francisco, California
April 13, 2001